Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2022, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-259085) and related Prospectus of Can-Fite Biopharma Ltd. for the registration of 326,197,631 shares of its common stock.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 25, 2022	Kost Forer Gabbay & Kasierer
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